As filed with the Securities and Exchange Commission on July 30, 1999
                                                  File No. 333-
                _________________________________
                _________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

              ------------------------------------
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
              ------------------------------------

                          PAYCHEX, INC.
       (Exact name of issuer as specified in its charter)

     DELAWARE                                     16-1124166
(State or other jurisdiction of                  (I.R.S.  Employer
incorporation or organization)                    Identification No.)

                    911 Panorama Trail South
                   Rochester, New York  14625
            (Address of principal executive offices)
              ____________________________________

                      PAYCHEX, INC. 401(k)

                    INCENTIVE RETIREMENT PLAN
              ____________________________________

   John M. Morphy, Vice President and Chief Financial Officer

                          Paychex, Inc.
                    911 Panorama Trail South
                   Rochester, New York  14625
                    Telephone (716) 385-6666
    (Name, address and telephone number of agent for service)
              ____________________________________

                  Copies of Communications to:
                   Harry P. Messina, Jr., Esq.
           Woods, Oviatt, Gilman, Sturman & Clarke LLP
                     700 Crossroads Building
                   Rochester, New York  14614
                    Telephone (716) 987-2800


              ____________________________________
                 CALCULATION OF REGISTRATION FEE

       __________________________________________________
       __________________________________________________

                                   Proposed     Proposed
                                   maximum      maximum
Title of           Amount          offering     aggregate        Amount of
securities to      to be           price per    offering         registration
be registered      registered      share        price            fee

Common Stock       5,000,000(1)    $29.625(2)   $148,125,000(2)  $41,178.75
$.01 par value     shares



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This calculation is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee and is based upon the average of the high and low prices of Paychex, Inc. common stock on July 27, 1999.

       __________________________________________________
       __________________________________________________


                             Part I

        INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to each employee who is eligible to participate as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                             Part II

Item 3.   Incorporation of Documents by Reference

     The following documents which have been filed with the Securities and Exchange Commission are incorporated by reference as of their respective dates are a part hereof:

     (a)  The Company's Annual Report on Form 10-K for the year ended May 31,
     1998;

     (b) The Company's Current Reports on Form 8-K filed July 2, 1998 and September 15, 1998, October 1, 1998 and June 29, 1999;

     (c) The Company's Annual Report for the Paychex, Inc. 401(k) Incentive Retirement Plan on Form 11-K for the year ended December 31, 1998, filed on June 25, 1999;

     (d) The Company's Proxy Statement for the Annual Meeting of Stockholders held on October 1, 1998; and

     (e) The description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-85103) and in any amendment or report filed for the purpose of amending such description.

     Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all of the shares of the Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.   Interests of Named Experts and Counsel

     Woods, Oviatt, Gilman, Sturman & Clarke LLP, 700 Crossroads Building, Rochester, New York 14614 is legal counsel to the Company and to the Plan. A partner of that firm is a director of the Company and has in the past been a recipient of option grants under predecessor plans. Attorneys in that firm beneficially own 417,731 shares of Common Stock on July 21, 1999.

Item 6.   Indemnification of Directors and Officers

     The general effect of any statute, charter provisions, bylaws, contract or other arrangements under which any controlling person, director officer of the registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such is set forth as follows:

     The Company is incorporated in Delaware and, therefore, is subject to the Delaware General Corporation Law (the "Delaware Law"). The Delaware Law provides a detailed statutory framework covering indemnification of directors and officers who have been or are threatened to be made defendants in legal proceedings by reason of their service as directors or officers of the Company.

     Section 145 of the Delaware Law provides that a director or officer of a corporation for all expenses of such litigation when he is successful on the merits (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of third party proceedings (such as antitrust claims, denial of civil rights, failure to honor employment contracts) even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the vase of a criminal proceeding, had no reason to believe his conduct was unlawful), and
(iii) may be indemnified by the corporation for expenses alone in a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, but only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification is provided under (iii) above if the director or officer is adjudged to be liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification. Unless ordered by a court, the indemnification described in clauses (ii) and (iii) above shall be made only upon a determination, by (a) a majority of a quorum of disinterested directors, (b) independent legal counsel or (c) the stockholders, that indemnification is proper because the applicable standard of conduct has been met. The corporation may advance the indemnification described in clauses (ii) and (iii) to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.

     In addition, the Company has entered into an Indemnity
Agreement with each of its officers and directors. The Agreement alters or clarifies the statutory indemnity in the following respects: (i) indemnity is explicitly provided for settlements in derivative actions, (ii) the Company is obligated to advance a director's or officer's expenses of defending an action against him if the director or officer undertakes to repay such advances if he is ultimately found not to be entitled to indemnification or he is otherwise reimbursed for the expenses, (iii) indemnification is mandatory unless a determination is made that the director or officer has not met the required standard, (iv) the director or officer is permitted to petition a court to determine whether his actions met the standard required and the burden is placed on the Company to prove that the director's and officer's conduct did not meet the required standard, and (v) partial indemnification is permitted in the event that the director or officer is not entitled to full indemnification.

     In addition, the following provision is contained in the Company's Certificate of Incorporation: "No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase which was illegal under Section 174 (or any successor section) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing provisions shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provisions become effective."

Item 8.   Exhibits

     4.1  Paychex, Inc. 401(k) Incentive Retirement Plan consisting of:

         (a) Invesco Trust Company Defined Contribution Master Plan and Trust Agreement (Basic Plan Document #01).

         (b)  Adoption Agreement, effective January 1, 1996.

         (c)  Amendment made January 1, 1997.

         (d)  Amendment made September 29, 1997.

         (e)  Amendment made July 1, 1998.

         (f)  Amendment made July 22, 1998.

     5.1  IRS Determination Letter dated April 28, 1995.

     23.1 Consent of Ernst & Young LLP.

     24.1 Powers of Attorney.

Item 9.   Undertakings

     The Company hereby undertakes: (3) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses (i) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, no post-effective amendment hereto shall be required; (4) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (5) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on July 29, 1999.
                              PAYCHEX, INC.,
                             (Registrant)

                              By:  /S/ John M. Morphy
                                   ------------------------------
                                   John M. Morphy, Vice President
                                   and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                Title                              Date

/s/ B. Thomas Golisano   President, Chairman of the         July 29, 1999
B. Thomas Golisano       Board and Chief Executive
                         Officer

/s/ John M. Morphy       Vice President, Chief Financial    July 29, 1999
John M. Morphy           Officer, Principal Accounting
                         Officer and Secretary

*Steven D. Brooks        Director                           July 29, 1999
Steven D. Brooks

*David J.S. Flaschen     Director                           July 29, 1999
David J.S. Flaschen

*Phillip Horsley         Director                           July 29, 1999
Phillip Horsley

*Grant M. Inman          Director                           July 29, 1999
Grant M. Inman

*Harry P. Messina, Jr.   Director                           July 29, 1999
Harry P. Messina, Jr.

*J. Robert Sebo          Director                           July 29, 1999
J. Robert Sebo

*By:  /s/ B. Thomas Golisano
      B. Thomas Golisano, Attorney-in-Fact


     The Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 29th day of July, 1999.

                                   PAYCHEX, INC. 401(k)
                                   INCENTIVE RETIREMENT PLAN

                                   By: /S/ John M. Morphy
                                      ------------------------
                                      John M. Morphy, Chairman
                                      401(k) Committee